PRESS RELEASE

Contacts:	Investors/Media:
Kevin C. O’Boyle	Stephanie Carrington/Greg Tiberend
Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7005
858-271-7070	scarrington@theruthgroup.com
investorrelations@nuvasive.com	gtiberend@theruthgroup.com

NuVasive Announces Executive Promotions

San Diego, CA — December 22, 2004 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today the following executive promotions, effective December 17, 2004:

•                  Keith Valentine promoted to President

•                  Kevin O’Boyle promoted to Executive Vice President and Chief Financial Officer

•                  Pat Miles promoted to Senior Vice President of Marketing

•                  Jonathan Spangler promoted to Vice President and Chief Patent Counsel

In conjunction with these promotions Alexis V. Lukianov’s title is now Chairman of the Board and Chief Executive Officer.

Alexis V. Lukianov, Chairman and Chief Executive Officer, remarked, “All four of these individuals have repeatedly demonstrated their dedication, commitment and drive to achieve outstanding results. They have been instrumental in driving the progress of our strategy to expand market penetration of our leading spine surgery products and technologies. I am proud of their many successes, passion and determination to meet customer and business needs and I am confident that they will continue to provide the same level of support and dedication to the growth of our Company.”

“The promotion of Keith Valentine is significant since it recognizes the responsibilities that Keith has already assumed over the last year, working along side me and the NuVasive team to implement our growth strategy.  Kevin O’Boyle’s promotion is equally meaningful since it recognizes his continued responsibilities in working closely with me to manage finance and operations.”

Keith Valentine has served as Executive Vice President of NuVasive since January 2002 and as Senior Vice President of Marketing & Development since January 2001. Mr. Valentine’s responsibilities include R&D, regulatory and clinical affairs, quality assurance, marketing, customer service, distribution and legal patent matters. Prior to joining NuVasive, he served as

Vice President of Marketing at ORATEC Interventions, Inc., a medical device company that was acquired by Smith & Nephew plc. He also served in various capacities at Medtronic Sofamor Danek, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Kevin O’Boyle has served as NuVasive’s Senior Vice President and Chief Financial Officer since January 2003. Mr. O’Boyle’s responsibilities include finance and accounting, operations, information technology and investor relations. Prior to joining NuVasive, he served as Chief Financial Officer and Chief Operating Officer at ChromaVision Medical Systems, Inc., a publicly traded medical device firm specializing in the oncology market. Prior to joining ChromaVision, he was Chief Financial Officer and Senior Vice President of Operations at Albert Fisher North America, Inc., a publicly traded international food company. Mr. O’Boyle is a CPA and received a B.S. in Accounting from the Rochester Institute of Technology and completed the Executive Management Program at the University of California at Los Angeles John E. Anderson Graduate Business School.

Pat Miles has been Vice President of Marketing at NuVasive since April of 2002 and Group Director of Neurophysiologic Marketing since January of 2001. Mr. Miles has recently established new departments to focus on medical and surgeon education and corporate projects. Prior to joining NuVasive, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company. Prior to that, he served as Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek. He also served in several sales and marketing capacities at Smith and Nephew Orthopaedics, a global orthopaedic implant and instrument manufacturing company from 1992-1997.  Mr. Miles received a B.S. in Finance from Mercer University.

Jonathan Spangler has been Chief Patent Counsel and Group Director of Intellectual Property at NuVasive since September 2001. Prior to joining NuVasive, he served as Chief Patent Counsel for A-Med Systems, Inc., a privately held medical technology company. Prior to that, he practiced law at Arnold White & Durkee, specializing in patent and trade secret litigation involving medical devices and at Haugen & Nikolai, specializing in patent prosecution involving medical devices. Mr. Spangler is licensed to practice law in the States of California and Minnesota and before the U.S. Trademark Office.

About NuVasive

NuVasive is a medical device company focusing on the design, development and marketing of products for use in minimally disruptive surgical treatments for the spine. NuVasive’s Maximum Access Surgery (MAS™) product platform includes the NeuroVision® nerve avoidance system, MaXcess™ spine access system, and specialized implants.  NuVasive also offers classic fusion implant products for use in spine surgery and has an R&D pipeline emphasizing motion preservation products such as total disc replacement (TDR).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the medical device industry, NuVasive’s ability to convince surgeons to use its products, the ability of patients to obtain third-party reimbursement for surgical procedures employing NuVasive’s products, risks related to government regulation of medical devices, risks related to NuVasive’s ability to effectively manage the growth of its business, risks related to ownership and enforcement of intellectual property rights, NuVasive’s ability to successfully develop new products, and other risks and uncertainties more fully described in NuVasive’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and NuVasive’s Prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 13, 2004.  NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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